             CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
        AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
             HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    Exhibit 10.4


                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT is effective as of August 1, 1995, by and between Lexmark International, Inc. (Lexmark), a Delaware Corporation, having corporate headquarters at 55 Railroad Ave., Greenwich, CT 06836-2868, and International Microcircuits, Inc. (IMI), having corporate headquarters at Milpitas, California.

         In consideration of the mutual authorizations and obligations contained herein, the parties contract and agree as follows:

SECTION 1:            DEFINITIONS

         1.1 "Confidentiality Agreement" shall mean the Confidential Disclosure Agreement [*], dated March 25, 1993, between Lexmark and IMI.

         1.2 "Price Index" shall mean the monthly U.S. Consumer Price Index -- All - Items most recently published by the United States Department of Labor, Bureau of Labor Statistics as of the last day of any given calendar quarter.

         1.3 "Customer" shall mean any third party.

         1.4 "Lexmark Technology" shall mean various electromagnetic emission reduction techniques, concepts, ideas, inventions and practices, including know-how and trade secrets, whether patented or unpatented, which were disclosed by Lexmark to IMI in 1993 and the first quarter of 1994. Lexmark Technology shall include any patent claim(s) that cover any of the technology set forth in the previous sentence, which patent claims are included in any pending or future patent application or any issued patent which has been assigned to Lexmark.

         1.5 "Licensed Device" shall mean any semiconductor chip that utilizes, embeds, incorporates or embodies any Lexmark Technology or that is made by or for, or sold by IMI under the license set forth in Section 2 below.

                  1.5.1 "Discrete Licensed Device" shall mean a Licensed Device which performs the function of clock generation and associated clock buffering and switching and which performs no other function whatsoever.

         1.6 "Revenue" shall mean the sum total of all amounts invoiced or charged by IMI for the sale, use, transfer or shipment of Licensed Devices to Customers (sales and shipments to Lexmark are not Revenue and are not subject to the royalty) less amounts received for any sales tax and shipping (provided that these amounts are separately billed or separately designated on such invoices). In the event any such amounts are invoiced or charged in currency other than U.S. Dollars, Revenue shall be determined by converting the foreign currency to U.S. Dollars by employing the Currency Exchange Rates set forth in the Wall Street Journal on the last day of the quarterly accounting period in which the Licensed Device was shipped.

         1.7 "Unit Price" shall mean the amount invoiced or charged by IMI for the sale, lease or transfer of any single Licensed Device, exclusive of any sales tax and shipping (provided that these amounts are separately billed or separately designated on such invoices). In the event any such amounts are invoiced or charged in currency other than U.S. Dollars, Unit Price shall be determined by converting the foreign currency to U.S. Dollars by employing the Currency Exchange Rates set forth in the Wall Street Journal on the last day of the quarterly accounting period in which the Licensed Device was shipped.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SECTION 2:            LICENSE

         2.1 Lexmark hereby grants to IMI a royalty-bearing, worldwide, nonexclusive, nonassignable (except as set forth in Section 11.1), non-sublicensable license under Lexmark Technology to make, have made for delivery to IMI, sell or otherwise transfer semiconductor chips (including any associated chip packages) only.

SECTION 3:            LIMITATIONS

         NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE. Neither party makes any representation concerning the Lexmark Technology or of the likelihood of success with regard to IMI's attempts to use or implement Lexmark Technology. Each party assumes all of its own risks in implementing the Lexmark Technology. Except for any breach of the express obligation of confidentiality in the Confidentiality Agreement, neither party shall be liable for any consequential, incidental or indirect damages even if that party has been advised of the likelihood of their occurrence. All rights not expressly granted in this Agreement are reserved by Lexmark. Neither party has entered this Agreement in reliance upon any representation that is not set forth herein.

SECTION 4:            ROYALTIES

         4.1 IMI shall pay to Lexmark a royalty equal to [*] of all Revenue relating to any Licensed Device with a Unit Price less than [*].

         4.2 IMI shall pay to Lexmark a royalty of [*] for any Licensed Device with a Unit Price equal to or exceeding [*]. This royalty amount, however, shall be proportionately adjusted at the beginning of each calendar quarter to reflect the percentage increase or decrease, if any, in the Price Index for the immediately previous calendar quarter over the Price Index for the calendar quarter before such immediately previous calendar quarter. Such adjusted royalty amount shall apply to all shipments of Licensed Devices during the quarter in which the adjustment is made.

         4.3 Lexmark will not, without extending the same royalty rate to IMI, grant to any other party that is paying aggregate royalty amounts to Lexmark similar to those IMI is paying pursuant to this agreement, a license under Lexmark Technology to make and sell Discrete Licensed Devices with either a Unit Price less than [*] at a royalty rate lower than the royalty rate set forth in Section 4.1 or a Unit Price greater than [*] at a royalty rate lower than the royalty rate set forth in Section 4.2. If Lexmark grants a lower royalty rate for such Discrete Licensed Devices based upon the licensee paying higher aggregate royalty amounts to Lexmark than IMI is paying, Lexmark will offer the same royalty rate to IMI, on the condition that IMI agrees to pay an aggregate royalty amount at least as great as such other licensee and agrees to any unique terms and conditions that are reasonably related to the royalty rate, to which the other licensee has agreed.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SECTION 5:            ACCRUALS, AUDITS AND PAYMENT

         5.1 Royalties shall accrue on the date IMI ships a Licensed Device to any Customer.

         5.2 Royalties shall be reported for quarterly accounting periods ending March 31, June 30, September 30, and December 31 of each year. Within thirty
(30) days after the end of each such accounting period, IMI shall furnish to Lexmark Payment in immediately available funds to Lexmark of said royalties and a written report, conforming to "Exhibit A," attested to by either the Corporate Controller or an officer of IMI, which shall show the facts necessary to determine the royalties due during such accounting period and necessary to compute the adjustment required under Section 4.2. In the event no royalties are due, IMI shall so report. All royalty payments shall be in United States dollars. All payments must be remitted to the following address:

                    Lexmark International, Inc.
                    Dept. D33L/Bldg. 032-3
                    740 New Circle Road N.W.
                    Lexington, KY 40511
                    Attn: Mark VonderHaar

         5.3 IMI shall keep records and books in sufficient detail to permit the determination of royalties payable hereunder, and at the request of Lexmark, will permit independent auditors to examine such records and books as may be required by such auditors (but no more than twice a year) to verify or determine royalties paid or payable under this Agreement. If no request for examination of such records and books for a particular accounting period has been made by Lexmark within three (3) years after the end of said accounting period, the obligation to keep such records and books for said accounting period shall terminate. The cost of each such audit will be borne by Lexmark unless the audit establishes underreporting in excess of five thousand dollars ($5,000.00), in which event IMI will promptly pay such audit cost documented to IMI by Lexmark up to but not exceeding five thousand dollars ($5,000.00) per audit.

         5.4 If IMI defaults in the performance of any of its obligations under this Agreement, and such failure is not cured within thirty (30) days after written notice from Lexmark to IMI specifying the nature of the failure, Lexmark shall have the right, in its absolute discretion, to terminate IMI's license and this Agreement. Any expiration or termination of this Agreement will be without prejudice as to any obligation to pay royalties incurred under this Agreement prior to the effective date of such expiration or termination.

         5.5 In the event that IMI should delay in the payment of any royalties properly due under this Agreement, then IMI shall be liable for interest on such overdue royalties, commencing on the date such royalties become due and payable, at an annual rate which is the greater of nine percent (9%) or two (2) percentage points higher than the prime interest rate as quoted by the head office Citibank N.A., New York, at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day.

         5.6 Under no circumstances will any royalties or other amounts previously paid by IMI under this agreement or any predecessor to this agreement be refundable to IMI or otherwise creditable toward any royalty payments hereunder, except to the extent IMI has made a demonstrable accounting error in calculating its royalties resulting in an overpayment in an accounting period. In such event, IMI shall be permitted, as its sole recourse, to deduct such overpayment from royalties due for subsequent accounting periods until such overpayment is reduced to zero.

         5.7 If IMI becomes insolvent or unable to pay bills as they become due, or if any petition in bankruptcy is filed by or against IMI or if a receiver, assignee, or trustee is appointed with regard to IMI, Lexmark may terminate this Agreement and all licenses hereunder immediately without liability.

SECTION 6:            SALES TO LEXMARK

         6.1 In further consideration of the license granted by Lexmark under this Agreement, IMI agrees that it will sell Licensed Devices to Lexmark under the following terms:

         6.2 IMI shall sell to Lexmark the Licensed Devices described in Exhibit B for a price not greater than the prices set forth in Exhibit B.

         6.3 IMI will reduce the price it charges Lexmark for Licensed Devices to match the lowest price IMI charges any Customer for similar Licensed Devices shipped during the same time period at similar Licensed Device product volumes. In the event IMI sells to any customer any similar Licensed Devices at a lower price based upon higher Licensed Device product volumes, IMI will notify Lexmark and offer Lexmark the opportunity to purchase a similar quantity of Licensed Devices at such lower prices. In addition, in the event IMI charges any Customer that manufactures (or has manufactured) and sells printers, a lower price for any Licensed Device similar to those purchased by Lexmark, that is actually used in such a printer IMI will sell Licensed Devices to Lexmark at the lower price(s) regardless of whether such Customer is purchasing or committing to purchase greater product volumes from IMI.

SECTION 7:            PATENTS

         7.1 Lexmark has applied for patent protection relating to certain aspects of the Lexmark Technology. Lexmark is not required to appeal or contest the denial of any patent application by any governmental authority or to enforce any patent rights it may obtain against any potential, alleged or actual infringers. Lexmark makes no representation or warranty that any aspect of the Lexmark Technology contains any patentable ideas or that licenses from other parties will not be required in order to use the Lexmark Technology commercially.

SECTION 8:            CONFIDENTIALITY

         8.1 All Lexmark Technology disclosed by Lexmark to IMI shall be governed strictly by the Confidentiality Agreement, which is hereby incorporated in this Agreement. IMI may use the confidential information for the additional purpose of designing, developing and producing Licensed Devices. The terms of this Agreement, but not the existence of this Agreement, shall be confidential information.

SECTION 9:            MARKING

         9.1 IMI, if so requested in writing by Lexmark and if space is available on the device, shall legibly mark each Licensed Device covered by a Lexmark patent, in the event one issues, in accordance with 35 U.S.C. 287 or other applicable law.

SECTION 10:           NOTICES AND OTHER COMMUNICATIONS

         10.1 Any notice or other communication required or permitted to be made pursuant to this Agreement shall be made pursuant to the addresses set forth below, or to such other address designated by written notice given to the other party:

                  10.1.1     In the case of Lexmark:

                  Mark VonderHaar
                  Lexmark International, Inc.
                  Dept. D33L/Bldg. 032-3
                  740 New Circle Road, NW
                  Lexington, KY 40511-1876

                  10.1.2     In the case of IMI:

                  Frank Deverse, President
                  International Microcircuits, Inc.
                  525 Los Coches Street
                  Milpitas, CA 95035

SECTION 11:           ASSIGNMENT

         11.1 This Agreement shall not be assignable, transferable or divisible by IMI without Lexmark's consent, except, however, that IMI may assign all of its undivided rights under this Agreement to a single successor in interest to, or acquirer of, substantially all of IMI's assets or to a third party purchasing from IMI a business unit that includes the Licensed Devices, provided that such assignee is at least as financially solvent as IMI and such assignee agrees to assume all of IMI's obligations under this Agreement. This Agreement shall inure to the benefit of, and be binding upon, Lexmark, its successors and assigns.

SECTION 12:           TERM

         12.1 The term of this Agreement commences on the date of execution and expires three years after the date of execution unless extended as set forth in the next paragraph. IMI's obligations under Sections 4 (solely as to any royalties accrued prior to expiration or termination), 6 and 8 (as long as applicable) shall survive any expiration or termination of this Agreement. In no event shall any license set forth in this Agreement survive any expiration or termination of this Agreement.

         12.2 IMI may elect to extend the term of this Agreement for additional periods of five (5) years by written notification received by Lexmark at least 180 days prior to the expiration of any prior term. The parties may, each in their sole and absolute discretion, elect to renegotiate the royalties for the extended period provided that in no event shall the initial Section 4.2 royalty amount under such an extension exceed $0.15 (fifteen cents) by a percentage greater than the cumulative percentage increase in the Price Index for the first and last quarters of the initial term of this Agreement. All royalty adjustment provisions shall apply during any extended term.

         12.3 IMI may elect to terminate this Agreement upon one hundred and eighty (180) days notice to Lexmark.

SECTION 13:           APPLICABLE LAW AND JURISDICTION

         13.1 This Agreement shall be construed and the legal relations created herein between the parties shall be determined in accordance with the substantive law of the Commonwealth of Kentucky.

SECTION 14:           MISCELLANEOUS

         14.1 Any waiver by Lexmark, or failure by Lexmark to take any action, with regard to any instance or instances of failure by IMI to comply with any provision of this Agreement shall not constitute a waiver of any subsequent failure to comply with such provision. In no event shall any acceptance by Lexmark of any royalty payment in an incorrect amount constitute a waiver of Lexmark's right to receive the correct royalty payment. This Agreement will not be binding upon the parties until it has been signed by both parties. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties. This agreement sets forth the entire agreement and understanding between the parties and merges all prior agreements and discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations other than as expressly provided herein. As of the effective date of this Agreement, this Agreement shall supersede in its entirety the Letter Agreement between IMI and Lexmark of September 24, 1993.

         14.2 If any court or other tribunal of competent jurisdiction shall adjudge to he invalid or unenforceable any clause, sentence, subparagraph, or article of this Agreement, such judgment or decree shall not effect, impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, or article so judged to be invalid.

         14.3 No amendment or modification of this Agreement, including its attachments, shall be valid or binding upon the parties unless made in writing and executed on behalf of each party by its duly authorized representative.

         14.4 In the event of any dispute between the parties, both parties agree to hold at least one meeting between respective executives of the two companies to discuss in detail the substance of the dispute prior to instituting any action relating to the dispute.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf as of the date first above written.

WITNESS:                            INTERNATIONAL MICROCIRCUITS, INC.

/s/ Timothy J. Hayes                BY:    /s/ Edmond P. Walsh
-----------------------------           -----------------------------------

                                    NAME:     Edmond P. Walsh
                                         ----------------------------------

                                    TITLE:    IMI Vice President
                                          ---------------------------------


WITNESS:                            LEXMARK INTERNATIONAL, INC.

/s/ Hazel L. Breaddus               BY:    /s/ Ronald E. Bingham
-----------------------------           -----------------------------------

                                    NAME:    Ronald E. Bingham
                                         ----------------------------------

                                    TITLE:   Director, Site Operations
                                          ---------------------------------

                                    EXHIBIT A

DATE

Mark VonderHaar
Lexmark International, Inc.
740 New Circle Road
Lexington, KY 40511
Mail Drop: D33L/032-3
Fax# (606) 232-2177


Subj:    ROYALTY REPORT

A check for $_______________ has been sent herewith by International Microcircuits Inc. as payment for royalties for the calendar quarter ending
__________________________.

SECTION 4.1 ROYALTIES


------------------------- ------------------- -------------------- ---------------------------- ----------------------
    Description of             Unit Price         Quantity Sold            Unit Royalty             Royalty Payable
       Device                                                           (3.5% of Unit Price)
------------------------- ------------------- -------------------- ---------------------------- ----------------------
------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------
         Totals
------------------------- ------------------- -------------------- ---------------------------- ----------------------


SECTION 4.2 ROYALTIES:

Price Index for
Quarter Ending _______________:                    _________________
                    (Date)

Price Index for
Previous Quarter Ending _______________:           _________________
                            (Date)

Adjusted Unit Royalty Rate
for Quarter Ending _______________:                _________________
                       (Date)

Unit Royalty Rate
for Previous Quarter Ending _______________:       _________________
                                 (Date)

For Quarter Ending _______________:


------------------------- ------------------- -------------------- ---------------------------- ----------------------
    Description of             Unit Price         Quantity Sold            Unit Royalty             Royalty Payable
       Device                                                           (3.5% of Unit Price)
------------------------- ------------------- -------------------- ---------------------------- ----------------------
------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------

------------------------- ------------------- -------------------- ---------------------------- ----------------------
         Totals
------------------------- ------------------- -------------------- ---------------------------- ----------------------


                           TOTAL ROYALTY:  _______________

The foregoing information is accurate and complete.

International Microcircuits, Inc.

BY: ____________________________________________________________
       Signature                                 (Date)


NAME:___________________________________________________________
              Company Officer

TITLE:__________________________________________________________

                                    EXHIBIT B

The following table represents the prices which will be charged to Lexmark for the listed IMI parts per Section 6.2:


---------------------------------------- -------------------------------------- --------------------------------------
            IMI Part Number                       Lexmark Part Number                           Price
---------------------------------------- -------------------------------------- --------------------------------------
                 SG501                                  1408057                                 $2.30
---------------------------------------- -------------------------------------- --------------------------------------
                 SG502                                  1419461                                 $2.30
---------------------------------------- -------------------------------------- --------------------------------------
                 SG504                                  69G3295                                 $2.30
---------------------------------------- -------------------------------------- --------------------------------------
                 SG508                                  1321944                                 $2.30
---------------------------------------- -------------------------------------- --------------------------------------
                 SG522                                                                          $2.30
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------


                          AMENDMENT 1 (the "Amendment")
                       dated as of August 22, 1996 to the
                  License Agreement dated as of August 1, 1995
                                     between
                           Lexmark International, Inc.
                                       and
                        International Microcircuits, Inc.

Lexmark International, Inc. ("Lexmark") and International Microcircuits, Inc. ("IMI") hereby amend the aforementioned License Agreement as follows:

1. Delete in its entirety Section 1.1 of the License Agreement and replace it with the following:

         "1.1 "Confidentiality Agreement" shall mean the Confidential Disclosure Agreements No. [*] and No. [*], dated March 25, 1993 and June 24, 1996, respectively, between Lexmark and IMI."

2. Delete in its entirety Section 1.4 of the License Agreement and replace it with the following:

         "1.4 "Lexmark Technology" shall mean the various electromagnetic emission reduction techniques, concepts, ideas, inventions and practices, including know-how and trade secrets, whether patented or unpatented, which were disclosed by Lexmark to IMI in 1993, the first quarter of 1994, and in 1996. Lexmark Technology shall include any patent claim(s) that cover, any of the technology set forth in the first sentence, which patent claims are included in any pending or future patent application or any issued patent which has been assigned to Lexmark."

3.       Delete in its entirety Section 4.3 of the License Agreement.

4. Delete in its entirety Section 5.4 of the License Agreement and replace it with the following:

         "5.4 If IMI defaults in the performance of any of its obligations under this Agreement, and such failure is not cured within thirty (30) days after written notice from Lexmark to IMI specifying the nature of the failure, or if IMI makes a late payment for any two of four consecutive quarters, Lexmark shall have the right, its absolute discretion, to terminate IMI's license and this Agreement. Any expiration or termination of this Agreement will be without prejudice as to any obligation to pay royalties incurred under this Agreement prior to the effective date of such expiration or termination."

5.       Delete in its entirety Section 6.3 of the License Agreement

Except as expressly amended and modified hereby, the aforementioned License Agreement is hereby reaffirmed and remains in full force and effect. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed on their behalf as of the date first above written.


WITNESS:                             INTERNATIONAL MICROCIRCUITS, INC.

                                     BY:    /s/ I. Refioglu
-----------------------------           -----------------------------------

                                     NAME:    Ilhan Refioglu
                                          ---------------------------------

                                     TITLE:   President
                                           --------------------------------


WITNESS:                             LEXMARK INTERNATIONAL, INC.

  /s/ David S. Waldrop               BY:    /s/ John C. Byrne
-----------------------------           -----------------------------------

                                     NAME:    John C. Byrne
                                          ---------------------------------

                                     TITLE:   Mgr, Site Operations
                                          ---------------------------------


                                       2